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[TRANSLATION FROM HEBREW]

EXHIBIT 4.(a).27

                                  [State Seal]

             GENERAL LICENSE FOR PARTNER COMMUNICATIONS COMPANY LTD. FOR THE PROVISION OF MOBILE RADIO PHONE SERVICES BY THE
                              CELLULAR METHOD (MRP)

                                AMENDMENT NO. 12

By virtue of my power under section 4(e) of the Communications
(Telecommunications and Broadcasting) Law, 5742-1982, I hereby amend the general licence for the provision of mobile radio phone services by the cellular method
(MRP) granted to Partner Communications Company Ltd. on 7th April 1998 as follows:

AMENDMENT OF CLAUSE 75.9

         1. In clause 75.9, footnote number 2, "1 July 2002", will be replaced by "1 September 2002".

                                                      (sgd)
                  26 June, 2002                       Reuven (Ruby) Rivlin
                                                      Minister of Communications